                               POWER OF ATTORNEY

     Know all by these present, that Takeda A/S, a stock limited company incorporated under the laws of Denmark, and with business address at Dybendal
Alle 10, 2630 Taastrup, Denmark ("Takeda A/S") hereby constitutes and appoints each of Paul Sundberg, Chad Diehl and Brett Budzinski, signing singly, as Takeda
A/S 's true and lawful attorney-in-fact to:

     (1)  prepare, execute in Takeda A/S's name and on Takeda A/S's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
          Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Takeda
          A/S to make electronic filings with the SEC of Reports required by
          Sections 13 and 16(a) of the Securities Exchange Act of 1934 or any
          rule or regulation of the SEC;

     {2)  prepare and file on behalf of Takeda A/S any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that
          Takeda A/S may be required to file with the SEC pursuant to the
          Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of
          1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to
          Takeda A/S's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned {directly or indirectly) by Takeda A/S {each an "Portfolio Company" and collectively "Portfolio Companies");

     (3)  do and perform any and all acts for and on behalf of Takeda A/S which may be necessary or desirable to complete and execute any such
          Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

     (4)  complete for and on behalf of Takeda A/S, execute in Takeda A/S's name and on Takeda A/S's behalf, and submit to the requestor thereof, any questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by Takeda A/S of voting or proxy rights in connection with Takeda A/S's equity ownership of any Portfolio
          Company; and

     (5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Takeda
          A/S, it being understood that the documents executed by such attorney-
          in-fact on behalf of Takeda A/S pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     Takeda A/S hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Takeda A/S might or could do if the legal representatives of Takeda A/S were personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Takeda A/S acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of Takeda A/S, are not assuming nor relieving any of Takeda A/S's responsibilities to comply with Section 13 or
Section 16 of the Exchange Act. Takeda A/S acknowledges that none of the foregoing attorneys-in-fact assume (i) any liability for Takeda A/S's responsibility to comply with the requirements of the Act or the Exchange Act,
(ii) any liability of Takeda A/S for any failure to comply with such requirements or (iii) any obligation or liability of Takeda A/S for profit disgorgement under Section 16(b) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until Takeda
A/S is no longer required to file any Reports with respect to Takeda A/S's ownership of, or transactions in, the securities of Portfolio Companies, unless earlier revoked by Takeda A/S at any time at its sole discretion. This Power of
Attorney shall expire as to any individual attorney-in-fact if such attorney-in-
fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited
(Japan) or one of its subsidiaries.

                            [Signature page follows]

     IN WITNESS WHEREOF, Takeda A/S has caused this Power of Attorney to become effective as of the date set forth below.

                                TAKEDA A/S

                                By: /s/ Patrik Forsell
                                    -----------------------------
                                Name: Patrik Forsell

                                Title: Managing Director

                                Date:  12/12 - 2017
                                     -----------------------------